Exhibit 5.3

100 WEST LIBERTY, SUITE 940 RENO, NEVADA 89501 TELEPHONE: (775) 343-7500 FACSIMILE: (844) 670-6009 http://www.dickinsonwright.com

January 7, 2019

Meredith Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Re:	Meredith Corporation Exchange Note Offering S-4 Registration Statement

Ladies and Gentlemen:

We have acted as special Nevada counsel for Meredith Corporation, an Iowa corporation (“Meredith”), and have been requested to provide an opinion of counsel under Nevada law with reference to KVVU Broadcasting Corporation, a Nevada corporation (“Guarantor”), with respect to a $1,400,000,000 aggregate principal amount of 6.875% Senior Notes due 2026 (the “Exchange Notes”) of Meredith to be issued under an Indenture, dated as of January 31, 2018, by and among the Company, certain subsidiaries of the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 31, 2018 (as supplemented, the “Indenture”), and guaranteed by Guarantor as filed with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”).

I. GENERAL MATTERS

A. Opinion Documents. For purposes of this opinion, we have reviewed originals or copies of the following documents listed below relating to Guarantor and the Exchange Notes.

1. Action by Unanimous Written Consent of the Governing Bodies of the Guarantors dated January 31, 2018, certified as of January 7, 2019, by the Secretary of Guarantor;

2. Articles of Incorporation of Guarantor, and all amendments thereto, as certified on December 5, 2018, by the Nevada Secretary of State (the “Secretary of State”);

3. Bylaws of Guarantor dated July 17, 1978, certified as of January 7, 2019, by the Secretary of Guarantor;

4. Officer’s Certificate from the Secretary of Guarantor dated January 7, 2019 (“Officer’s Certificate”);

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Meredith Corporation

January 7, 2019

5. Certificate of Good Standing from the Office of the Secretary of State of the State of Nevada for Guarantor, dated December 5, 2018, as certified on December 5, 2018, by the Secretary of State (the “Good Standing Certificate”);

6. Indenture and First Supplemental Indenture, dated January 31, 2018, by and among Meredith, the guarantors (including Guarantor), and U.S. Bank National Association, as trustee (the “Indenture”); and

7. Registration Statement filed with the SEC on January 7, 2019.

The items identified in Sections I(A)(1) through and including I(A)(5) are referred to herein as the “Organizational Documents.” The items identified in Sections I(A)(6) and I(A)(7) are referred to herein as the “Transaction Documents,” and together with the Organizational Documents, the “Opinion Documents.”

B. Opining Jurisdiction and Law. The law covered by this opinion letter is limited to the present law of the State of Nevada. When we refer to the applicable law, we mean the statutes, the judicial and administrative decisions, and the rules and regulations of the government agencies of the opining jurisdiction. This does not include the statutes and ordinances, administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through federal, state or regional level) and judicial decisions to the extent they deal with any of the foregoing.

C. Scope of Review. In connection with the opinions expressed in this opinion letter, we have limited the scope of our review to electronic copies of the Opinion Documents. We have examined and, to the extent we have deemed proper, relied without investigation or analysis upon certain certificates, originals or copies certified to our satisfaction, of public officials and the Officer’s Certificate.

D. Reliance Without Investigation. We have not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information, whether written or oral, that may have been made by or on behalf of the parties to the Opinion Documents or otherwise, and we assume, in giving these opinions, that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they are made, not misleading. We have relied on the truth of the representations and warranties of the parties made in the Opinion Documents.

II. OPINIONS

Based upon the foregoing and the limitations and qualifications in this opinion, it is our opinion that:

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Meredith Corporation

January 7, 2019

A. Based solely on review of the Good Standing Certificate, Guarantor is a validly existing and active corporation under the laws of the State of Nevada.

B. Guarantor has the corporate power, authority and capacity to execute and to deliver and to perform its obligations under the Indenture and to guarantee the Exchange Notes under that Indenture.

C. Guarantor has taken all necessary corporate action to duly authorize the execution, delivery and performance of the Indenture and to guarantee the Exchange Notes under that Indenture.

III. ASSUMPTIONS AND QUALIFICATIONS

A. Assumptions. In rendering the opinions set forth in this letter, we have, with your consent and without any independent investigation or inquiry, assumed:

1. The Transaction Documents have been duly and validly authorized, signed and delivered by each party thereto (other than the Guarantor) and have been or will be properly acknowledged, where appropriate.

2. The genuineness of signatures not witnessed by us, the authenticity of any documents submitted to us as originals and the conformity to originals of documents submitted to us as copies or drafts.

3. The necessary legal capacity of all natural persons signing the Transaction Documents.

4. The certifications, representations and warranties as to matters of fact made by the Guarantor in the Transaction Documents are accurate and may be relied upon by us.

5. The Opinion Documents identified herein are complete and correct.

6. No party to the Transaction Documents is named or is acting in, engaging in, instigating or facilitating the Transaction Documents, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control.

7. The Transaction Documents accurately and completely describe and contain the parties’ mutual intent, understanding and business purposes, and there are no oral or written statements, agreements, understandings or negotiations, nor any usage of trade or course of prior dealing among the parties, that directly or indirectly modify, define, amend, supplement or vary, or purport to do so, any of the terms of the Transaction Documents or any of the parties’ rights or obligations thereunder, by waiver or otherwise.

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Meredith Corporation

January 7, 2019

8. Each of the Transaction Documents will have attached thereto, at the time of signing and delivery, all exhibits and schedules referenced therein.

9. The Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement.

10. Any applicable prospectus supplement will have been prepared and filed with the SEC describing the Exchange Notes offered thereby to the extent necessary.

11. The Outstanding Unregistered Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement.

12. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

13. The Company and the Guarantor will have obtained any legally required consents, approvals, authorizations and other orders of the SEC and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

B. Qualifications. The opinions set forth in this letter are subject to the following exceptions and qualifications:

1. We are expressing no opinion as to any consents, approvals, authorizations or other action by, or filing with, any Nevada governmental agencies that are required pursuant to the terms of any agreements to which such agencies are parties and that are applicable to the Guarantor.

2. We do not purport to express any opinion concerning any law other than those of the State of Nevada. Although certain members of this firm are admitted to practice in other states, we have not examined the laws of any state other than Nevada, nor have we consulted with members of this firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions.

3. The opinions set forth in this letter are limited in all respects to Nevada laws now in effect, to the matters set forth herein and as of the date hereof, and we assume no obligation to revise or supplement the opinions set forth in this letter should any such law be changed by legislative action, judicial decision or otherwise.

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NEVADA             OHIO             TENNESSEE             TEXAS             TORONTO             WASHINGTON DC

Meredith Corporation

January 7, 2019

4. Our opinions set forth in Section II(A) above are effective as to the Guarantor only as of the date of the Certificate of Good Standing.

C. Use of This Opinion. We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Cooley LLP in connection with its opinion letter addressed to Meredith and filed as Exhibit 5.1 to the Registration Statement. Additionally, we hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this letter. The opinions set forth herein are rendered as of the date set forth above, and no opinion is expressed as to circumstances or events that may occur subsequent to such date. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

DICKINSON WRIGHT PLLC

/s/ Dickinson Wright PLLC

BWK/BJW

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